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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



The Board of Directors
Samsonite Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-05467, 333-19281, 333-20775, 333-28663, 333-52185, 333-53935 and 333-
57014) on Form S-8 of Samsonite Corporation of our report dated March 16, 2001, relating to the consolidated balance sheets of Samsonite Corporation and subsidiaries as of January 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss, and cash flows for each of the years in the three-year period ended January 31, 2001, and the related financial statement schedule, which report appears in the January 31, 2001 annual report on Form 10-K of Samsonite Corporation.



                                                        KPMG LLP

Denver, Colorado
April 20, 2001